Exhibit 3.34

[SEAL]	ARTICLES OF INCORPORATION State Form 4159 (R10 /8-95) Approved by State Board of Accounts 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION

Use "8 1/2 × 11" white paper for inserts
Present original and two (2) copies to address in upper right corner of this form.
Please TYPE or PRINT.
Upon completion of filing, the Secretary of State will issue a receipt.

ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:
☐	Indiana Business Corporation Law	☐	Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, et seq. (Professional corporations must include Certificate of Registration.)
As amended, executes the following Articles of Incorporation:

ARTICLE I—NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)

Principal Office: The address of the principal office of the corporation is: 900 Victors Way, Suite 350

Post office address 900 Victors Way, Suite 350		City Ann Arbor	State MI	Zip Code 48108

ARTICLE II—REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered office for service of process are:

Name of Registered Agent Corporation Service Company

Address of Registered Office (street or building) 51 East Ohio Street, Suite 500		City Indianapolis	Indiana	Zip Code 46204

ARTICLE III—AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 1,000 If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."

ARTICLE IV—INCORPORATORS (the name(s) and address(es) of the incorporators of the corporation)

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE

Stuart D. Logan	39755 Woodward	Bloomfield Hills	MI	48304

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true. this 2nd day of APRIL, 2001.

Signature		Printed name
Stuart D. Logan

Signature		Printed name

Signature		Printed name

This instrument was prepared by: (name) Stuart D. Logan, Esq.

Address (number, street, city and state) 39755 Woodward Avenue, Bloomfield Hills, Michigan				Zip Code 48304